Amprius Technologies Receives Continued Listing Standard Notice from NYSE

FREMONT, Calif. – September 20, 2024 – Amprius Technologies, Inc. ("Amprius" or the "Company") (NYSE: AMPX), a leader in next-generation lithium-ion batteries with its Silicon Anode Platform, received a notice (the “Notice”) from the New York Stock Exchange (“NYSE”) on September 19, 2024 that it is not in compliance with the continued listing criteria under Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”), because the average closing price of the Company's common stock was less than $1.00 over a consecutive 30 trading-day period. The Notice is a notice of deficiency, not delisting, and does not currently affect the listing or trading of the Company’s common stock on the NYSE.

Under the Listing Rule, the Company has six months from its receipt of the non-compliance notice to cure the deficiency and regain compliance by having a closing price of at least $1.00 per share on the last trading day of any calendar month during the six-month cure period and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or the last trading day of the cure period.

The Company intends to remain listed on the NYSE and is considering all available options to regain compliance with the NYSE’s continued listing standards. The NYSE notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during such cure period, subject to the Company’s compliance with other NYSE continued listing standards.

Furthermore, the Notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission (“SEC”).

About Amprius Technologies, Inc.
Amprius Technologies, Inc. is a leading manufacturer of high-energy and high-power lithium-ion batteries, producing the industry’s highest-known energy density cells. The company’s commercially available SiMaxx™ batteries deliver up to 450 Wh/kg and 1,150 Wh/L, with third-party validation of 500Wh/kg and 1,300 Wh/L. Amprius expanded its product portfolio to include the SiCore™ platform in 2024, significantly enhancing its ability to serve additional customer applications. The company’s corporate headquarters is in Fremont, California, where it maintains an R&D lab and a MWh scale manufacturing facility for the fabrication of silicon anodes and cells. To serve customer demand, Amprius entered into several agreements to secure over 500MW/h of contract manufacturing available today and entered into a lease agreement for a gigawatt-hour-scale facility in Brighton, Colorado.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Amprius’ ability to maintain the listing of its common stock on the NYSE, the expected impacts of the Notice and any potential plans to regain compliance with the continued listing standards of the NYSE. These forward-looking statements are subject to a number of risks and uncertainties, including Amprius’ liquidity position; risks related to the rollout of Amprius’ business and the timing of expected business milestones; Amprius’ ability to commercially produce high performing batteries; the effects of competition on Amprius’ business; supply shortages in the materials necessary for the production of Amprius' batteries; and changes in domestic and foreign business, market, financial, political and legal conditions. For more information on these risks and uncertainties that may impact the operations and projections discussed herein can be found in the documents Amprius files from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. There may be additional risks that Amprius does not presently know or that Amprius currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Amprius’ expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Amprius’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Amprius specifically disclaims any obligation to update any forward-looking statements.

Contacts:

Investors
Tom Colton, Greg Bradbury
Gateway Group, Inc.
949-574-3860
IR@amprius.com

Media
Zach Kadletz, Brenlyn Motlagh
Gateway Group, Inc.
949-574-3860
Amprius@gateway-grp.com